As filed with the Securities and Exchange Commission on December 12, 1997

                                                      Registration No. 333-
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                                 UNITED STATES
                                       --
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------

                                 US WATS, INC.
                                 -------------
             (Exact name of Registrant as specified in its charter)

           New York                                     22-3055962
-------------------------------                       -------------------
(State or other jurisdiction of                       (IRS Employer
incorporation or organization)                        Identification No.)

111 Presidential Boulevard
Suite 114
Bala Cynwyd, Pennsylvania                               19004
----------------------------------------              -------------------
(Address of Principal Executive Offices)                (Zip Code)


                                 US WATS, Inc.
                                 -------------
               Amended and Restated Stock Option Plan (Merger and
          Restatement of the US WATS, Inc. Employee Compensation Stock
        Option Plan and US WATS, Inc. 1993 Executive Stock Option Plan)
        ----------------------------------------------------------------
                            (Full title of the plan)

                               Stephen J. Parker
                     President and Chief Executive Officer
                                 US WATS, Inc.
                     111 Presidential Boulevard, Suite 114
                             Bala Cynwyd, PA  19004
                                (610) 660-0100
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                    Copy to:
                            Robert H. Strouse, Esq.
                           Drinker Biddle & Reath LLP
                                   Suite 300
                             105 College Road East
                              Post Office Box 627
                           Princeton, NJ  08542-0627

                        CALCULATION OF REGISTRATION FEE
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                                   Proposed       Proposed
Title of                           maximum        maximum
securities        Amount           offering       aggregate      Amount of
to be             to be            price per      offering       registration
registered        registered(1)    share(2)       price(2)       fee
--------------------------------------------------------------------------------
Common Stock,     6,100 shares     $1.92185       $11,723.29     $3.46
par value $.001
per share.
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.
(2) Calculated pursuant to Rule 457(c) and (h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon a price per share of $1.92185, the average of the high and low prices for the Common Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on December 8, 1997. The Registration Statement on Form S-8 (Registration No. 33-97558) had previously registered an aggregate of 3,493,900 shares of Common Stock issuable under the Plan. This Registration Statement also constitutes a Post-Effective Amendment to that Registration Statement.

                                     PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


                   (Not required to be filed as part of this
                            registration statement)


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 (Registration No. 33-97558) relating to the US WATS, Inc. Employee Compensation Stock Option Plan and to the US WATS, Inc. 1993 Executive Stock Option Plan, except for the Items set forth below.

     Item 3.   Incorporation of Documents By Reference.

     The following documents heretofore filed with the Securities and Exchange Commisssion by US WATS, Inc. (the "Registrant" and the "Company") are incorporated in this Registration Statement by reference:

               1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

               2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997;

               3. The Company's Registration Statement on Form S-8 (File No. 33-97558) under the Securities Act, filed October 7, 1993.

     In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     Item 8.   Exhibits.

               4 US WATS, Inc. Amended and Restated Stock Option Plan (merger and restatement of the US WATS, Inc. Employee Compensation Stock Option Plan and the US WATS, Inc. 1993 Executive Stock Option Plan)

               5    Opinion of Drinker Biddle & Reath LLP (Counsel to
                    Registrant)

               23   Consents of Experts and Counsel

                a.  Consent of Deloitte & Touche LLP (Independent Auditors)

                b.  Consent of Rudolph, Palitz LLP (Independent Auditors)

                c.  Consent of Baratz & Associates, P.A. (Independent Auditors)

                d.  The consent of counsel is contained in the opinion filed as
                    Exhibit 5 hereto.

               24   Powers of Attorney (See Signature Page)

                       SIGNATURES AND POWERS OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies, that it has reasonable grounds to believe that it meets all of the requirements for filing on From S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania on December 8, 1997.


                              US WATS, INC.



                              By  /s/  Stephen J. Parker
                                  --------------------------------------
                                  Stephen J. Parker, President,
                                  Chief Executive Officer and Director

          Each person whose signature appears below hereby constitutes and appoints Stephen J. Parker and David Hurwitz as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Aaron R. Brown
----------------------
Aaron R. Brown           Director                      December 2, 1997


/s/ Stephen J. Parker
----------------------
Stephen J. Parker        President, Chief Executive    December 3, 1997
                         Officer and Director

/s/ Murray Goldberg
----------------------
Murray Goldberg          Director                      December 3, 1997


/s/ Artie Regan
----------------------
Artie Regan              Director and Secretary        December 3, 1997


/s/ Michael McAnulty
----------------------
Michael McAnulty         Treasurer, Comptroller        December 3, 1997
                         (Principal Financial and
                         Accounting Officer)

                                 EXHIBIT INDEX

Exhibit        Description
Number         of Exhibit                                      Page
--------------------------------------------------------------------------------
4              US WATS, Inc. Amended and Restated Stock          7
               Option Plan (merger and restatement of the US WATS, Inc. Employee Compensation Stock
               Option Plan and the US WATS, Inc. 1993
               Executive Stock Option Plan).

5              Opinion of Drinker Biddle & Reath LLP            20
               (Counsel to Registrant)

23a            Consent of Deloitte & Touche LLP                 22
               (Independent Auditors)

23b            Consent of Rudolph, Palitz LLP                   23
               (Independent Auditors)

23c            Consent of Baratz & Associates, P.A              24
               (Independent Auditors)

23d            Consent of Drinker Biddle and
               Reath LLP (included in the
               opinion filed as Exhibit 5
               hereto)

24             Powers of Attorney (see Signature Page)